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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-3) being filed by First Data Corporation pursuant to Rule 462(b) of the Securities Act of 1933, as amended, for the registration of $105,000,000 aggregate initial public offering price of debt securities, preferred stock and/or common stock of our report dated January 27, 2000, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Denver, Colorado
February 20, 2001